SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 9, 1999


                    Supermarkets General Holdings Corporation
             (Exact name of Registrant as specified in its charter)


  Delaware                           0-16404                    13-3408704
(State or other                    (Commission               (I.R.S. Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


200 Milik Street, Carteret, New Jersey                             07008
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (732) 499-3000




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Item 5. Other Events.

                  SMG-II Holdings Corporation, a Delaware corporation ("SMG-II"), Koninklijke Ahold N.V., a company organized under the laws of the Netherlands (the "Parent"), and Ahold Acquisition, Inc., a Delaware corporation (the "Merger Sub") and a wholly owned subsidiary of Parent, have entered into an Agreement and Plan of Merger, dated as of March 9, 1999 (the "Merger Agreement"), whereby the Merger Sub will be merged with and into SMG-II and SMG-II will continue as the surviving corporation under the laws of the State of Delaware under the name of "Pathmark Holdings Corporation" (the "Merger"). The Registrant is a wholly owned subsidiary of SMG-II.

                  The consummation of the Merger is subject to certain conditions, including the approval of SMG-II's stockholders, the receipt of antitrust clearance, and the consummation of the tender offer by the Merger Sub for all outstanding shares of $3.52 Cummulative Exchangeable Preferred Stock, par value $0.01 per share, of the Registrant.

                  A copy of the press release, dated March 9, 1999, issued jointly by the Company and Parent, relating to the above-described transaction is attached as an exhibit to this report and is incorporated herein by reference.




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                                  EXHIBIT INDEX


Exhibit
  No.     Description
-------   -----------

99.1      Joint Press Release issued by the Company and Parent, dated March 9,
          1999.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               SUPERMARKETS GENERAL HOLDINGS
                                               CORPORATION



Date:    March 10, 1999                        /s/ Marc Strassler
                                               ---------------------------------
                                               Name:   Marc Strassler
                                               Title:  Senior Vice President and
                                                       General Counsel